UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2018, Berkshire Hathaway Inc., on behalf of itself and its subsidiaries (collectively, “Berkshire Hathaway”), amended a letter agreement (the “Amendment”) with American Express Company (the “Company”) dated February 27, 1995, as amended on September 8, 2000 (as initially amended, the “Agreement”).

Pursuant to the Agreement, Berkshire Hathaway agreed it would vote its American Express securities in accordance with the recommendation of the Board of Directors of the Company so long as Harvey Golub or Ken Chenault is the Chief Executive Officer of the Company. In the Amendment, Berkshire Hathaway amended the Agreement so that it applies after Stephen Squeri replaces Mr. Chenault as Chief Executive Officer, which the Company previously announced is to occur on February 1, 2018.

The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The letter agreement dated February 27, 1995 was filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K (Commission File No. 1-7657) for the year ended December 31, 1994 and the amendment dated September 8, 2000 was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K (Commission File No. 1-7657), dated January 22, 2001.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1   Amendment dated January 29, 2018 to the agreement dated February 27, 1995 between American Express Company and Berkshire Hathaway Inc., on behalf of itself and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Tangela Richter
Name: Tangela Richter
Title: Corporate Secretary

Date:  January 30, 2018